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                Consent of Independent Accountants for Form 11-K


We hereby consent to the incorporation by reference in (1) Post-Effective Amendment No. 1 to Registration Statement No. 33-41241 on Form S-8; and (2) Registration Statement No. 333-72267 on Form S-8 of VF Corporation of our report dated March 28, 2000 relating to the financial statements of the Blue Bell Savings, Profit Sharing and Retirement Plan, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
Greensboro, North Carolina
March 28, 2000





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